UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2008

Ness Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50954	98-0346908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ness Tower, Atidim High-Tech Industrial Park, Building 4, Tel Aviv		61580 Israel
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 972 (3) 766-6800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Monday, June 16, 2008, at the Annual Meeting of Stockholders (the “2008 Annual Meeting”), the stockholders of Ness Technologies, Inc. (the “Company”), approved an amendment to the Ness Technologies Inc. 2007 Stock Option Plan (the “2007 Plan”) pursuant to which (i) the 2007 Plan was renamed the “Ness Technologies, Inc. Amended and Restated Stock Incentive Plan, (ii) the number of shares of common stock that may be issued pursuant to the 2007 Plan was increased by 2,000,000 shares and (iii) authorized the award of restricted stock and restricted stock units in addition to stock options, which were authorized by the 2007 Plan at inception.  These amendments to the 2007 Plan became effective upon stockholder approval.  A summary of the terms and conditions of the 2007 Plan is set forth in “Proposal No. 3: Approval of Amendments to the 2007 Stock Option Plan” in the Company’s Proxy Statement for the 2008 Annual Meeting filed with the Securities and Exchange Commission on April 23, 2008.  Such description, which is qualified in its entirety by reference to the 2007 Plan, which is filed as Exhibit 99.1 to this report, is incorporated herein by reference in response to this Item 5.02.

There were no awards made under the 2,000,000 increase of shares under the 2007 Plan up-to-date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	99.1	Ness Technologies, Inc. Amended and Restated 2007 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESS TECHNOLOGIES, INC.

Dated: June 17, 2008	By:	/s/ Ilan Rotem
Name: Ilan Rotem
Title: Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Ness Technologies, Inc. Amended and Restated 2007 Stock Incentive Plan.